Exhibit 99.1 - Press Release

                        GREATER ATLANTIC FINANCIAL CORP.
                          ELECTS TO DEFER DISTRIBUTIONS
                          ON TRUST PREFERRED SECURITIES

            Reston, Virginia - December 19, 2006. Greater Atlantic Financial Corp. (Nasdaq: GAFC) (the "Company"), the holding company for Greater Atlantic Bank (the "Bank"), announced today that it is exercising its right to defer the regularly scheduled quarterly distribution on its Greater Atlantic Capital Trust I Cumulative Convertible Trust Preferred Securities (the "Trust Preferred Securities") scheduled for December 31, 2006.

            On December 13, 2006, the Office of Thrift Supervision advised Greater Atlantic Bank that it would not approve Greater Atlantic Bank's application to pay a cash dividend to the Company.

            Accordingly, the Company has determined to exercise its right to defer the payment of interest on its 6.50% Convertible Junior Subordinated Debentures Due 2031 ("Subordinated Debentures") related to the Trust Preferred Securities for an indefinite period (which can be no longer than 20 consecutive quarterly periods). This and any future deferred distributions will continue to accrue interest at an annual rate of 6.50% which will be paid when the deferred distributions are ultimately paid. Management of the Company does not expect to resume payments on the Subordinated Debentures or the Trust Preferred until the Office of Thrift Supervision will approve a cash dividend payment from Greater Atlantic Bank to the Company.

            The Trust Preferred Securities have a cumulative provision. Therefore, in accordance with generally accepted accounting principles, the Company will continue to accrue the monthly cost of the Trust Preferred Securities as it has since issuance. The Company's management also intends to continue to seek the approval of the Office of Thrift Supervision for the payment of a cash dividend payment by Greater Atlantic Bank to the Company.

         Greater Atlantic Financial Corp. conducts its business operations through its wholly owned subsidiary, Greater Atlantic Bank. The Bank offers traditional banking services to customers through six branches located in Rockville and Pasadena, Maryland, and Front Royal, New Market, Reston and South Riding, Virginia.

         PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS ARE NOT HISTORICAL FACTS, BUT STATEMENTS BASED ON THE COMPANY'S CURRENT EXPECTATIONS REGARDING ITS BUSINESS STRATEGIES AND THEIR INTENDED RESULTS AND ITS FUTURE PERFORMANCE.
FORWARD-LOOKING STATEMENTS ARE PRECEDED BY TERMS SUCH AS "EXPECTS," "BELIEVES," "ANTICIPATES," "INTENDS" AND SIMILAR EXPRESSIONS.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. NUMEROUS RISKS AND UNCERTAINTIES COULD CAUSE OR CONTRIBUTE TO THE COMPANY'S ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE, WITHOUT LIMITATION, GENERAL ECONOMIC CONDITIONS, INCLUDING CHANGES IN MARKET INTEREST RATES AND CHANGES IN MONETARY AND FISCAL POLICIES OF THE FEDERAL GOVERNMENT; LEGISLATIVE AND REGULATORY CHANGES; AND OTHER FACTORS DISCLOSED PERIODICALLY IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS REPORT OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.